Exhibit 99.1

Super League Enterprise (formerly known as Super League Gaming) Announces the Partial Exercise of Underwriter’s Over-Allotment Option

SANTA MONICA, Calif., Sept. 11, 2023 -- Super League Enterprises, Inc. (NASDAQ: SLE) ("Super League" or the "Company"), today announced that the underwriter of its previously announced underwritten public offering (the “Offering”), Aegis Capital Corp., has partially exercised its option (“Over-Allotment Option”) to purchase an additional 32,616 shares of common stock at a price of $2.60 per share. Total gross proceeds to the Company from the underwriter’s partial exercise of the Over-Allotment Option, are $84,801.60, before deducting underwriting discounts, commissions, and other offering expenses payable by the Company. The exercise of the Over-Allotment Option is expected to close on September 12, 2023, subject to customary closing conditions.

Aegis Capital Corp. acted as the sole book-running manager for the Offering.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-259347), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 16, 2021. A final prospectus supplement and accompanying shelf prospectus describing the terms of the Offering have been filed with the SEC and are available on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying shelf prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in the Offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC and that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities described hereunder in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Super League

Super League Enterprise, Inc. (Nasdaq: SLE), formerly Super League Gaming, Inc. is a leading strategically-integrated publisher and creator of games and experiences across the world’s largest immersive digital platforms. From metaverse gaming powerhouses such as Roblox, Minecraft and Fortnite, to the most popular Web3 environments such as Sandbox and Decentraland, to bespoke worlds built using the most advanced 3D creation tools, Super League’s innovative solutions provide incomparable access to massive audiences who gather in immersive digital spaces to socialize, play, explore, collaborate, shop, learn and create. As a true end-to-end activation partner for dozens of global brands, Super League offers a complete range of development, distribution, monetization and optimization capabilities designed to engage users through dynamic, energized programs. As an originator of new experiences fueled by a network of top developers, a comprehensive set of proprietary creator tools and a future-forward team of creative professionals, Super League accelerates IP and audience success within the fastest growing sector of the media industry. For more, go to superleague.com.

Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

These risks and uncertainties include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the proposed offering of additional shares on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Offering, the Company, and its business can be found under the caption entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, the Company’s final prospectus supplement and accompanying shelf prospectus, and any other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
SLGG@mzgroup.us

CONTACT
For Super League
Gillian Sheldon
gillian.sheldon@superleague.com

Source: Super League Enterprise